Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 333-101288), Form S-3 (File No. 333-76988), Form S-3 (File No. 333-72018), Form S-3 (File No. 333-66976), Form S-3 (File No. 333-62257), Form S-8 (File No. 333-89568), Form S-8 (File No. 333-81451), Form S-8 (File No. 333-62137), and Form S-8 (File No. 333-46250) of our report dated February 10, 2004 on our audits of the consolidated financial statements and financial statement schedules of XL Capital Ltd as at December 31, 2003.

PRICEWATERHOUSECOOPERS LLP

New York, New York

March 12, 2004